Exhibit 99.3
(Text of graph posted to Ashland Inc.'s website concerning
 Ashland Aqualon Functional Ingredients volume in metric tons)

Metric Tons (in thousands)*

	2006	2007	2008	2009	2010
January	12.2	12.8	13.7	11.3	13.0
February	13.4	15.4	16.5	13.7	11.4
March	15.2	14.5	18.4	21.4	17.5
April	15.5	15.9	16.8	11.8	10.4
May	14.6	16.2	18.0	13.4	14.6
June	18.0	19.3	21.7	16.0	16.5
July	16.7	16.0	15.1	12.2	12.5
August	14.8	18.1	17.9	14.6	13.8
September	17.5	18.7	20.2	15.2	16.5
October	14.1	14.5	13.3	12.4	12.5
November	14.6	18.3	15.2	12.8	11.8
December	15.2	17.2	15.8	12.2	14.2

12 Month Rolling Average (in thousands)*

	2006	2007	2008	2009	2010
January	14.8	15.2	16.5	16.7	14.1
February	14.8	15.4	16.6	16.4	13.9
March	14.9	15.3	16.9	16.7	13.6
April	14.8	15.5	17.1	16.3	13.4
May	14.8	15.5	17.1	15.9	13.5
June	14.9	15.6	17.3	15.4	13.6
July	15.1	15.5	17.3	15.2	13.6
August	15.1	15.8	17.2	14.9	13.5
September	15.3	15.9	17.4	14.5	13.6
October	15.1	15.9	17.3	14.4	13.6
November	15.1	16.3	17.0	14.2	13.6
December	15.2	16.4	16.9	13.9	13.7

*NOTE:  Information from October 2008 and prior represent the pre-acquisition operations of Hercules' Aqualon Group acquired on November 13, 2008.  The 12 month rolling average will continue to include pre-acquisition results through November 2009.